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                                                                     EXHIBIT 4.1


                             SUBSCRIPTION AGREEMENT

Dear Subscriber:

         You (the "Subscriber") hereby agree to purchase, and Plus Solutions, Inc., a Nevada corporation (the "Company") hereby agrees to issue and to sell to the Subscriber, 8% Convertible Notes (the "Notes") convertible in accordance with the terms thereof into shares of the Company's $.001 par value common stock (the "Company Shares") for the aggregate consideration as set forth on the signature page hereof ("Purchase Price"). The form of Convertible Note is annexed hereto as Exhibit A. (The Company Shares included in the Securities (as hereinafter defined) are sometimes referred to herein as the "Shares" or "Common Stock"). (The Notes, the Company Shares, Common Stock Purchase Warrants ("Warrants") issuable to the recipients identified on Schedule B hereto, the Common Stock issuable upon exercise of the Warrants, and the Put Securities (as herein defined) are collectively referred to herein as, the "Securities"). Upon acceptance of this Agreement by the Subscriber, the Company shall issue and deliver to the Subscriber the Note against payment, by federal funds (U.S.) wire transfer of the Purchase Price.

                  The following terms and conditions shall apply to this subscription.

                  1. Subscriber's Representations and Warranties. The Subscriber hereby represents and warrants to and agrees with the Company that:

                           (a) Information on Company. The Subscriber has been
furnished with the Company's Form 10-KSB for the year ended December 31, 1999 as filed with the Securities and Exchange Commission (the "Commission") together with all subsequently filed forms 10-QSB (hereinafter referred to as the "Reports"). In addition, the Subscriber has received from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested, and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities (such information in writing is collectively, the "Other Written Information").

                           (b) Information on Subscriber. The Subscriber is an
"accredited investor", as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended (the "1933 Act"), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

                           (c) Purchase of Note. On the Closing Date, the
Subscriber will purchase the Note for its own account and not with a view to any distribution thereof.

                           (d) Compliance with Securities Act. The Subscriber
understands and agrees that the Securities have not been registered under the 1933 Act, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held unless a subsequent disposition is registered under the 1933 Act or is exempt from such registration.


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                           (e) Company Shares Legend. The Company Shares, and
the shares of Common Stock issuable upon the exercise of the Warrants, shall bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PLUS SOLUTIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                           (f) Warrants Legend. The Warrants shall bear the
following legend:


                  "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PLUS SOLUTIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                           (g) Note Legend. The Note shall bear the following
legend:

                  "THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PLUS SOLUTIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                           (h) Communication of Offer. The offer to sell the
Securities was directly communicated to the Subscriber. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

                           (i) Correctness of Representations. The Subscriber
represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to the Closing Date (as hereinafter defined), shall be true and correct as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.



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                  2. Company Representations and Warranties. The Company
represents and warrants to and agrees with the Subscriber that:

                           (a) Due Incorporation. The Company and each of its
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation and have the requisite corporate power to own their properties and to carry on their business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company.

                           (b) Outstanding Stock. All issued and outstanding
shares of capital stock of the Company and each of its subsidiaries has been duly authorized and validly issued and are fully paid and non-assessable.

                           (c) Authority; Enforceability. This Agreement has
been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder and all other agreements entered into by the Company relating hereto.

                           (d) Additional Issuances. There are no outstanding
agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company, except as described in the Reports or Other Written Information.

                           (e) Consents. No consent, approval, authorization or
order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the NASD, NASDAQ or the Company's Shareholders is required for execution of this Agreement, and all other agreements entered into by the Company relating thereto, including, without limitation issuance and sale of the Securities, and the performance of the Company's obligations hereunder.

                           (f) No Violation or Conflict. Assuming the
representations and warranties of the Subscriber in Paragraph 1 are true and correct and the Subscriber complies with its obligations under this Agreement, neither the issuance and sale of the Securities nor the performance of its obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

                                    (i) violate, conflict with, result in a
breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles of incorporation, charter or bylaws of the Company or any of its affiliates, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company or any of its affiliates of any court, governmental agency or body,


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or arbitrator having jurisdiction over the Company or any of its affiliates or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates is a party, by which the Company or any of its affiliates is bound, or to which any of the properties of the Company or any of its affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party; or

                                    (ii) result in the creation or imposition of
any lien, charge or encumbrance upon the Securities or any of the assets of the Company, or any of its affiliates except those represented by the Notes.

                           (g) The Securities. The Securities upon issuance:

                                    (i) are, or will be, free and clear of any
security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and State laws;

                                    (ii) have been, or will be, duly and validly
authorized and on the date of issuance and on the Closing Date, as hereinafter defined, and the date the Note is converted, and the Warrants are exercised, the Securities will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted, provided that the Subscriber complies with the Prospectus delivery requirements);

                                    (iii) will not have been issued or sold in
violation of any preemptive or other similar rights of the holders of any securities of the Company; and

                                    (iv) will not subject the holders thereof to
personal liability by reason of being such holders.

                           (h) Litigation. Except as disclosed in the Reports
and Other Written Information, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto.

                           (i) Reporting Company. The Company is a publicly-held
company whose common stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Company's common stock is trading on the NASDAQ OTC Bulletin Board. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Securities and Exchange Commission during the preceding twelve months except as disclosed in the Other Written Information.

                           (j) No Market Manipulation. The Company has not
taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued.


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                           (k) Information Concerning Company. The Reports and
Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the financial statements included in the Reports, and except as modified in the Other Written Information, there has been no material adverse change in the Company's business, financial condition or affairs not disclosed in the Reports. The Reports and Other Written Information do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                           (l) Dilution. The number of Shares issuable upon
conversion of the Note may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to conversion of the Note. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Note and exercise of the Warrants is binding upon the Company and enforceable, except as otherwise described in this Subscription Agreement or the Note, regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

                           (m) Stop Transfer. The Securities are restricted
securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of the Securities, except as may be required by federal or state securities laws.

                           (n) Defaults. Neither the Company nor any of its
subsidiaries is in violation of its Articles of Incorporation or ByLaws. Neither the Company nor any of its subsidiaries is (i) in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority which violation would have a material adverse effect on the Company.

                           (o) No Integrated Offering. Neither the Company, nor
any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the 1933 Act, or any applicable exchange-related stockholder approval provisions. Nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

                           (p) No General Solicitation. Neither the Company, nor
any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Securities.

                           (q) Listing. The Company's Common Stock is listed for
trading on the NASDAQ OTC Bulletin Board and satisfies all requirements for the continuation of such listing. The



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Company has not received any notice that its common stock will be delisted from the NASDAQ OTC Bulletin Board or that the Common Stock does not meet all requirements for the continuation of such listing.

                           (r) Correctness of Representations. The Company
represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, will be true and correct as of the Closing Date, and, unless the Company otherwise notifies the Subscriber prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.

                  3. Regulation D Offering. This Offering is being made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, afforded by Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion acceptable to Subscriber from the Company's legal counsel opining on the availability of the Regulation D exemption as it relates to the offer and issuance of the Securities. A form of the legal opinion is annexed hereto as Exhibit C. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the conversion of the Note and exercise of the Warrants.

                  4. Reissuance of Securities. The Company agrees to reissue certificates representing the Securities without the legends set forth in Sections 1(e) and 1(f) above at such time as (a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Act, or (b) upon resale subject to an effective registration statement after the Securities are registered under the Act. The Company agrees to cooperate with the Subscriber in connection with all resales pursuant to Rule 144(d) and Rule 144(k) provided the sale or proposed sale complies with same, and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the Subscriber and selling broker, if any.

                  5. Redemption. The Company may not redeem the Securities without the consent of the holder of the Securities except as otherwise described herein.

                  6. Fees/Warrants.

                           (a) The Company shall pay to counsel to the
Subscriber its fees of $22,500 for services rendered to Subscribers in connection with this Agreement and other Subscription Agreements for aggregate subscription amounts of up to $500,000 (the "Initial Offering"), and acting as escrow agent for the Initial Offering. The Company will pay a cash fee in the total amount of ten percent (10%) of the Purchase Price and Put Purchase Price as defined in Section 11.1(a) hereto, and set forth on the signature page hereto ("Finder's Fee") and of the actual cash proceeds received by the Company in connection with the exercise of the Warrants issued in connection with the Initial Offering ("Initial Warrants"), and Warrants issuable in connection with the Put ("Put Warrants") ("Warrant Exercise Compensation") to the Finders identified on Schedule B hereto. Collectively, the Initial Warrants and Put Warrants are referred to herein as Warrants. The Finder's Fee must be paid each Closing Date and Put Closing Date with respect to the Notes issued on such date. The Warrant Exercise Compensation must be paid within ten (10) calendar days of Warrant exercise to the Finders identified on Schedule B hereto. The Finder's Fee and legal fees will be payable out of funds held pursuant to a Funds Escrow Agreement to be entered into by the Company, Subscriber and an Escrow Agent. On the Closing Date, the Company will pay the entity identified on Schedule B hereto, the sum of $2,500 as a non-accountable expense allowance ("Non-Accountable Expense Allowance").


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                           (b) The Company will also issue and deliver to the
Warrant Recipients identified on Schedule B hereto, Warrants in the amounts designated on Schedule B hereto in connection with the Initial Offering and exercise of the Put. A form of Warrant is annexed hereto as Exhibit D. The per share "Purchase Price" of Common Stock as defined in the Warrant shall be equal to one hundred and five percent (105%) of the lowest closing bid price of the Common Stock for the ten (10) trading days preceding but not including the Closing Date or Put Closing Date, as the case may be, as reported on the NASDAQ OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "Principal Market"), or such other principal market or exchange where the Common Stock is listed or traded. The aggregate number of Common Shares purchasable upon exercise of the Initial Put Warrants is set forth on Schedule B hereto. Except with the Warrants issuable in connection with the Filing Put Amount [defined in Section 11.1(b)(i)] and the Section 11.2 Put Amount [defined in Section 11.2(e)(ii)], the number of Common Shares issuable upon exercise of the Put Warrants is equal to 12% of the Common Shares issuable upon conversion of the Put Notes issued in the aggregate to Subscribers to the Initial Offering. The Initial Warrants must be delivered on the Closing Date. The Put Warrants must be delivered no later than the Delivery Date (defined in Section 9.1(b) hereof) in relation to the relevant Conversion Date. Failure to timely deliver the Warrant Exercise Compensation, the Warrants or Finder's Fee shall be deemed an Event of Default as defined in Article III of the Note and Put Note.

                           (c) The Finder's Fee and legal fees will be paid to
the Finders and attorneys only when, as, and if a corresponding subscription amount is released from escrow to the Company and out of the escrow proceeds. All the representations, covenants, warranties, undertakings, and indemnification, other rights including but not limited to registration rights, and rights in Section 9 hereof, made or granted to or for the benefit of the Subscriber are hereby also made and granted to the Warrant Recipients in respect of the Warrants and Company Shares issuable upon exercise of the Warrants.

                           (d) The holders of the Warrants are granted all the
rights, undertakings, remedies, liquidated damages and indemnification granted to the Subscriber in connection with the Note, including but not limited to, the rights and procedures set forth in Section 9 hereof and the registration rights described in Section 10 hereof.

                  7. Covenants of the Company. The Company covenants and agrees with the Subscriber as follows:

                           (a) The Company will advise the Subscriber, promptly
after it receives notice of issuance by the Securities and Exchange Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

                           (b) The Company shall promptly secure the listing of
the Company Shares, and Common Stock issuable upon the exercise of the Warrants upon each national securities exchange, or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing so long as any other shares of Common Stock shall be so listed. The Company will maintain the listing of its Common Stock on a Principal Market, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company will


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provide the Subscriber copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.

                           (c) The Company shall notify the SEC, NASD and
applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscriber and promptly provide copies thereof to Subscriber.

                           (d) Until at least two (2) years after the
effectiveness of the Registration Statement on Form SB-2 or such other Registration Statement described in Section 10.1(iv) hereof, the Company will
(i) cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, (ii) comply in all respects with its reporting and filing obligations under the Exchange Act, (iii) comply with all reporting requirements that is applicable to an issuer with a class of Shares registered pursuant to Section 12(g) of the Exchange Act, and (iv) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will not take any action or file any document (whether or not permitted by the Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts until the later of (y) two (2) years after the effective date of the Registration Statement on Form SB-2 or such other Registration Statement described in Section 10.1(iv) hereof, or (z) the sale by the Subscribers of all the Company Shares issuable by the Company pursuant to this Agreement. Until at least two (2) years after the Warrants have been exercised, the Company will use its commercial best efforts to continue the listing of the Common Stock on the NASDAQ OTC Bulletin Board or such other Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and NASDAQ.

                           (e) The Company undertakes to use the proceeds of the
Subscriber's funds for working capital purposes generally, and as may be determined by the Company's Board of Directors, acting in their fiduciary capacity on behalf of the Company, and expenses of this offering.

                  8. Covenants of the Company and Subscriber Regarding Indemnification.

                           (a) The Company agrees to indemnify, hold harmless,
reimburse and defend Subscriber, Subscriber's officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon Subscriber or any such person which results, arises out of or is based upon (i) any misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

                           (b) Subscriber agrees to indemnify, hold harmless,
reimburse and defend the Company and each of the Company's officers and directors at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any misrepresentation by Subscriber in this Agreement or in any Exhibits or Schedules attached hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by Subscriber of any covenant or



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undertaking to be performed by Subscriber hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

                           (c) The procedures set forth in Section 10.6 shall
apply to the indemnifications set forth in Sections 8(a) and 8(b) above.

                  9.1. Conversion of Note.

                           (a) Upon the conversion of the Note or part thereof,
the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates in the name of Subscriber (or its nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of common stock issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that the Shares to be reissued after sale or transfer will be unlegended, free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Company Shares provided the Shares are being sold pursuant to an effective registration statement covering the Shares to be sold or are otherwise exempt from registration when sold.

                           (b) Subscriber will give notice of its decision to
exercise its right to convert the Note or part thereof by telecopying an executed and completed Notice of Conversion (as defined in the Note) to the Company. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Subscriber will transmit the original Note for receipt by the Company within three business days after the Conversion Date. The Company will or cause the transfer agent to transmit the Company's Common Stock certificates representing the Shares issuable upon conversion of the Note and a Note representing the balance of the Note not so converted ("Balance Note") to the Subscriber via express courier for receipt by such Subscriber within six (6) business days after receipt by the Company of the Notice of Conversion (the "Delivery Date").

                           (c) The Company understands that a delay in the
delivery of the Shares in the form required pursuant to Section 9 hereof, or the Mandatory Redemption Amount described in Section 9.2 hereof, or a Note representing the unconverted balance of a surrendered Note, beyond the Delivery Date or Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to the Subscriber. As compensation to the Subscriber for such loss, the Company agrees to pay late payments to the Subscriber for late issuance of Shares in the form required pursuant to Section 9 hereof upon Conversion of the Note or late payment of the Mandatory Redemption Amount or late delivery of a Balance Note, in the amount of $100 per business day after the Delivery Date or Mandatory Redemption Payment Date, as the case may be, for each $10,000 of Note principal amount being converted, or redeemed, or Balance Note principal. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Shares by the Delivery Date or make payment by the Mandatory Redemption Payment Date or timely deliver a Balance Note, the Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that late payment charges described above shall be payable through the date notice of revocation or rescission is given to the Company.



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

                           (d) Nothing contained herein or in any document
referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

                  9.2. Mandatory Redemption. In the event the Company is prohibited from issuing Shares or fails to timely deliver Shares on a Delivery Date or for any reason other than pursuant to the limitations set forth in
Section 9.3 hereof, then at the Subscriber's election, the Company must pay to the Subscriber ten (10) business days after request by the Subscriber or on the Delivery Date (if requested by the Subscriber) a sum of money determined by multiplying the principal amount of the Note designated by the Subscriber by 130%, together with accrued but unpaid interest thereon ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by the Subscriber on the same date as the Company Shares otherwise deliverable or within ten (10) business days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal and interest will be deemed paid and no longer outstanding.

                  9.3. Maximum Conversion. The Subscriber shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Subscriber and its affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this proviso is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 9.99%. The Subscriber may void the conversion limitation described in this Section 9.3 upon 75 days prior notice to the Company. The Subscriber may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

                  9.4. Injunction - Posting of Bond. In the event a Subscriber shall elect to convert a Note or part thereof, the Company may not refuse conversion based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of said Note shall have been sought and obtained by the Company and the Company posts a surety bond for the benefit of such Subscriber in the amount of 130% of the amount of the Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent it obtains judgment.

                  9.5. Buy-In. In addition to any other rights available to the Subscriber, if the Company fails to deliver to the Subscriber such shares issuable upon conversion of a Note by the Delivery Date and if after the Delivery Date the Subscriber purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Stock which the Subscriber anticipated receiving upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of

Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

                  10.1. Registration Rights. The Company hereby grants the following registration rights to holders of the Securities.

                           (i) On one occasion, for a period commencing 91 days
after the Closing Date, but not later than four years after the Closing Date ("Request Date"), the Company, upon a written request therefor from any record holder or holders of more than 50% of the aggregate of the Company's Shares issued and issuable upon Conversion of the Note and the Put Notes which are actually issued (the Common Stock issued or issuable upon conversion or exercise of the Securities, Put Securities and securities issued or issuable by virtue of ownership of the Securities and Put Securities, being, the "Registrable Securities"), shall prepare and file with the SEC a registration statement under the Act covering the Registrable Securities which are the subject of such request, unless such Registrable Securities are the subject of an effective registration statement. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within 10 days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 10.1(i). As a condition precedent to the inclusion of Registrable Securities, the holder thereof shall provide the Company with such information as the Company reasonably requests. The obligation of the Company under this Section 10.1(i) shall be limited to one registration statement.

                           (ii) If the Company at any time proposes to register
any of its securities under the Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscriber or Holder pursuant to an effective registration statement, each such time it will give at least 15 days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within 10 days after the giving of any such notice by the Company, to register any of the Registrable Securities, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller"). In the event that any registration pursuant to this
Section 10.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the forgoing provisions, or Section 10.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 10.1(ii) without thereby incurring any liability to the Seller.

                           (iii) If, at the time any written request for
registration is received by the Company pursuant to Section 10.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account, such written request shall be deemed to have been given pursuant to Section 10.1(ii) rather than Section 10.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 10.1(ii).

                           (iv) The Company shall file with the Commission
within 45 days of the Closing Date (the "Filing Date"), and use its reasonable commercial efforts to cause to be declared effective a Form SB-2 registration statement (or such other form that it is eligible to use) within 90 days of the Closing Date in order to register the Registrable Securities for resale and distribution under the Act. The registration statement described in this paragraph must be declared effective by the Commission within 90 days of the Closing Date (as defined herein) ("Effective Date"). The Company will register not less than a number of shares of Common Stock in the aforedescribed registration statement that is equal to 200% of the Company Shares issuable at the Conversion Price that would be in effect on the Closing Date or the date of filing of such registration statement (employing the Conversion Price which would result in the greater number of Shares), assuming the conversion of 100% of the Notes which are issuable, and one share of common stock for each common share issuable upon exercise of the Initial Warrants employing the Conversion Price that would result in the greater number of Shares. The Registrable Securities shall be reserved and set aside exclusively for the benefit of the Subscriber and Warrant Recipients, as the case may be, and not issued, employed or reserved for anyone other than the Subscriber and Warrant Recipients. Such registration statement will be promptly amended or additional registration statements will be promptly filed by the Company as necessary to register additional Company Shares to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. No securities of the Company other than the Registrable Securities will be included in the registration statement described in this Section 10.1(iv) except as described in the Other Written Information.

                  10.2. Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of any shares of Registrable Securities under the Act, the Company will, as expeditiously as possible:

                           (a) prepare and file with the Commission a
registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of Registrable Securities copies of all filings and Commission letters of comment;

                           (b) prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the latest of: (i) six months after the latest exercise period of the Warrants; (ii) twelve months after the Maturity Date of the Note or Put Note; or (iii) two years after the later of the Closing Date or Put Closing Date, and comply with the provisions of the Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Seller's intended method of disposition set forth in such registration statement for such period;

                           (c) furnish to the Seller, and to each underwriter if
any, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

                           (d) use its best efforts to register or qualify the
Seller's Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Seller and in the case of an underwritten public offering, the managing underwriter shall reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                           (e) list the Registrable Securities covered by such
registration statement with any securities exchange on which the Common Stock of the Company is then listed;

                           (f) immediately notify the Seller and each
underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                           (g) make available for inspection by the Seller, any
underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                  10.3. Provision of Documents.

                           (a) At the request of the Seller, provided a demand
for registration has been made pursuant to Section 10.1(i) or a request for registration has been made pursuant to Section 10.1(ii), the Registrable Securities will be included in a registration statement filed pursuant to this
Section 10.

                           (b) In connection with each registration hereunder,
the Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. In connection with each registration pursuant to Section 10.1(i) or 10.1(ii) covering an underwritten public offering, the Company and the Seller agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

                  10.4. Non-Registration Events. The Company and the Subscriber agree that the Seller will suffer damages if any registration statement required under Section 10.1(i) or 10.1(ii) above is not filed within 60 days after written request by the Holder and not declared effective by the Commission within 120 days after such request [or the Filing Date and Effective Date, respectively, in reference to the Registration Statement on Form SB-2 or such other form described in Section 10.1(iv)], and maintained in the manner and within the time periods contemplated by Section 10 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if
(i) the Registration Statement described in Sections 10.1(i) or 10.1(ii) is not filed within 60 days of such written request, or is not declared effective by the Commission on or prior to the date that is 120 days after such request, or
(ii) the registration statement on Form SB-2 or such other form described in
Section 10.1(iv) is not filed on or before the Filing Date or not declared effective on or before the sooner of the Effective Date, or within five days of receipt by the Company of a communication from the Commission that the registration statement described in Section 10.1(iv) will not be reviewed, or
(iii) any registration statement described in Sections 10.1(i), 10.1(ii) or 10.1(iv) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed 30 days in the aggregate per year but not more than 20 consecutive calendar days (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) or 90 days and 45 days, respectively, if such non-effectiveness is due to a merger, acquisition or joint venture transaction which in the good faith opinion of the Company's Board of Directors expressed in a resolution determines that such transaction requires public disclosure for the registration statement to be effective (each such event referred to in clauses
(i), (ii) and (iii) of this Section 10.4 is referred to herein as a "Non-Registration Event"), then, for so long as such Non-Registration Event shall continue, the Company shall pay in cash as Liquidated Damages to each holder of any Registrable Securities an amount equal to two (2%) percent per month or part thereof during the pendency of such Non-Registration Event, of (i) the principal of the Notes issued in connection with the Initial Offering, whether or not converted; (ii) the principal amount of Put Notes actually issued, whether or not converted, then owned of record by such holder or issuable as of or subsequent to the occurrence of such Non-Registration Event. Payments to be made pursuant to this Section 10.4 shall be due and payable immediately upon demand in immediately available funds. In the event a Mandatory Redemption Payment is demanded from the Company by the Holder pursuant to
Section 9.2 of this Subscription Agreement, then the Liquidated Damages described in this Section 10.4 shall no longer accrue on the portion of the Purchase Price underlying the Mandatory Redemption Payment, from and after the date the Holder receives the Mandatory Redemption Payment. It shall be deemed a Non-Registration Event to the extent that all the Common Stock underlying the Registrable Securities is not included in an effective registration statement as of and after the Effective Date at the Conversion Prices in effect from and after the Effective Date.

                  10.5. Expenses. All expenses incurred by the Company in complying with Section 10, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of insurance are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Seller, are called "Selling Expenses". The Seller shall pay the fees of its own additional counsel, if any. The Company will pay all Registration Expenses in connection with the registration statement under Section 10. All Selling Expenses in connection with each registration statement under Section 10 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

                  10.6. Indemnification and Contribution.

                           (a) In the event of a registration of any Registrable
Securities under the Act pursuant to Section 10, the Company will indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

                           (b) In the event of a registration of any of the
Registrable Securities under the Act pursuant to Section 10, the Seller will indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the gross proceeds received by the Seller from the sale of Registrable Securities covered by such registration statement.

                           (c) Promptly after receipt by an indemnified party
hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this
Section 10.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 10.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this
Section 10.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                           (d) In order to provide for just and equitable
contribution in the event of joint liability under the Act in any case in which either (i) the Seller, or any controlling person of the Seller, makes a claim for indemnification pursuant to this Section 10.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 10.6 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is provided under this Section 10.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  11.1. Obligation To Purchase.

                           (a) The Subscriber agrees to purchase from the
Company convertible notes ("Put Notes") in up to the principal amount set forth on the signature page hereto for up to the aggregate amount of Put Note principal ("Put Purchase Price") designated on the signature page hereto (the "Put"). Collectively the Put Notes, Warrants issuable in connection with the Put, and Common Stock issuable upon conversion of the Put Notes and exercise of the Warrants are referred to as the "Put Securities".) The Warrants issuable in connection with the Put Notes are referred to herein as Warrants or Put Warrants. Except as described in Section 11.1(c) hereof, each Put Note will be identical to the Note except that the Maturity Date will be three years from each Put Closing Date (as hereinafter defined). The Holders of the Put Securities are granted all the rights, undertakings, remedies, liquidated damages and indemnification granted to the Subscriber in connection with the Note, including but not limited to, the rights and procedures set forth in
Section 9 hereof and the registration rights described in Section 10 hereof.

                           (b) The agreement to purchase the Put Notes is
contingent on the following any, some or all of which may be waived by the
Subscriber:

                                    (i) Except for the initial amount of Put
Purchase Price (designated on the signature page hereto as "Filing Put Amount"), as of a Put Date and Put Closing Date (as hereinafter defined), the amount of Common Shares described in Section 10.1(iv) above issuable upon conversion of a Put Note and exercise of Put Warrants must be included in an effective registration statement described in Section 10 hereof.

                                    (ii) As of a Put Date and Put Closing Date,
the Company will be a reporting company with the class of Shares registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

                                    (iii) No material adverse change in the
Company's business or business prospects shall have occurred after the date of the most recent financial statements included in the Reports. Material adverse change is defined as any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, or any other agreement entered into or to be entered into in connection herewith, in any material respect. There shall not have been a material negative restatement of the Company's financial statements included in the Reports.

                                    (iv) An Event of Default as described in
Article III of the Note shall not have occurred.

                                    (v) The execution and delivery to the
Subscriber of a certificate signed by its chief executive officer representing the truth and accuracy of all the Company's representations and warranties contained in this Subscription Agreement as of the Put Date, and Put Closing Date and confirming the undertakings contained herein, and representing the satisfaction of all contingencies and conditions required for the exercise of the Put.

                                    (vi) The Company's listing on, and
compliance with the listing requirements of the Principal Market.

                                    (vii) The Company's not having received
notice from the NASDAQ OTC Bulletin Board (or any Principal Market) that the Company is not in compliance with the requirements for continued listing.

                                    (viii) The execution by the Company and
delivery to the Subscriber of all required documents in relation to the Put set forth in Section 11.2 below and such other documents which may be reasonably requested by the Subscriber.

                                    (ix) No issuance of a SEC stop trade order.

                                    (x) The Company shall have no knowledge that
any of the foregoing conditions shall not be true and accurate as of a date fifteen days after a Put Closing Date.

                                    (xi) The Company shall have registered in a
registration statement, effective as of a Put Date and Put Closing Date, Common Shares exclusively for issuance upon conversion of a Put Note issuable on the relevant Put Closing Date in an amount which is not less than 200% of the amount of Company Shares issuable upon conversion of such Put Note at the Conversion Price in effect on the Put Closing Date and one share of Common Stock for each Warrant issuable in connection with such Put exercise. With respect to the Filing Put Amount, the foregoing registration statement is required to have been accepted for filing by the Commission and is not required to have been declared effective as of the Put Closing Date.

                           (c) Subject to the adjustments set forth in the Note,
the Conversion Price of the Put Note shall be 84% of the lowest closing price of the Common Stock on the Principal Market for the ten (10) trading days prior to the Conversion Date.

                  11.2. Exercise of Put.

                           (a) The Company's right to exercise the Put commences
on the actual effective date of the registration statement described in Section 10.1(iv) hereof and expires three (3) years after the Effective Date ("Put Exercise Period"). With respect to the Filing Put Amount, the Put Exercise Period begins one day after acceptance by the Commission of the registration statement described in Section 11.1(b)(xi) and ends fourteen days thereafter.

                           (b) The Put may be exercised by the Company by giving
the Subscriber written notice of exercise ("Put Notice") not more often than one time each calendar month during the Put Exercise Period in relation to up to the maximum principal amount of Put Note that the Subscriber has agreed to purchase subject to the limits described in this Agreement. The date a Put Notice is given is a Put Date. Each Put Notice must be accompanied by (i) the officer's certificate described in Section 11.1(b)(v) above; (ii) a legal opinion relating to the Put Securities in form reasonably acceptable to Subscriber substantially similar to the opinion annexed hereto as Exhibit C; (iii) proof of effectiveness of the registration statement described in Section 10 above, together with five copies of the prospectus portion thereof; and (iv) such other documents and certificates reasonably requested by the Subscriber. With respect to the Filing Put Amount, the items described in Sections 11.2(b)(iii) will be replaced by proof of acceptance of filing of the registration statement and one copy of the registration statement and exhibits as filed with the Commission.

                           (c) Unless otherwise agreed to by the Subscribers,
Put Notices must be given to all Subscribers in proportion to the amounts agreed to be purchased by all Subscribers undertaking to purchase Put Notes in the Initial Offering.

                           (d) Payment by the Subscriber in relation to a Put
Notice relating to a Put must be made within ten (10) business days after receipt of a Put Notice and the items set forth in Section 11.2(b) above. Payment will be made against delivery to the Subscriber or an escrow agent to be agreed upon by the Company and Subscriber, of the Put Securities, and delivery to the Finders of the Put Commissions relating to the Put being exercised which the Company may elect to be paid out of funds deposited with the escrow agent.

                           (e) The Company may exercise the Put subject to the
following limitations:

                                    (i) The Company may not give the Subscriber
a Put Notice in connection with that amount of Put Note which could be converted as of the Put Date into a number of shares of

Common Stock which would be in excess of the sum of (y) the number of shares of Common Stock beneficially owned by the Subscriber and its affiliates on such Put Date, and (z) the number of shares of Common Stock issuable upon the conversion of the Put Note with respect to which the determination of this proviso is being made on a Put Date, which would result in beneficial ownership by the Subscriber and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company on such Put Date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 9.99%. The Subscriber may revoke the restriction described in this paragraph upon 75 days prior notice to the Company. The Subscriber shall have the right to determine which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 9.99% described above and which shall be allocated to the excess above 9.99%.

                                    (ii) The aggregate amount of all Put Notices
to all Subscribers of the Initial Offering may not exceed $8,000,000. The aggregate maximum principal amount of Put Notes for which Put Notices may be given during any calendar month to all Subscribers in the Initial Offering may not exceed ten (10%) of the daily weighted average price of the Common Stock on the Principal Market as reported by Bloomberg Financial using the AQR function for the thirty calendar days prior to but not including the Put Date, multiplied by the reported daily trading volume of the Common Stock for each such day ("Trading Volume Limitation"). Provided all the conditions for Put exercise have been satisfied, the Company may exercise the Put during the first thirty days after the Effective Date, in an amount designated on the signature page hereto as the "Section 11.2 Put Amount" notwithstanding the Trading Volume Limitation.

                                    (iii) Anything to the contrary herein
notwithstanding, the Company may not exercise the Put for aggregate Put amounts from Investors to the Initial Offering in excess of $1,500,000 during any calendar month.

                           (f) In the event the Company does not exercise the
Put during the Put Exercise Period for the entire Put amount, then the Subscriber may exercise the Put on behalf of the Company in relation only to such Subscriber, by giving notice to the Company of such exercise no more than one time each calendar month during the Put Exercise Period.

                  11.3. Put Finders Fees. The Finders identified on Schedule B hereto shall receive on each Put Closing Date aggregate Finder's Fees as described in Section 6 hereof in connection with the closing of each Put as set forth on Schedule B hereto. Put Finder's Fees shall be payable only in connection with the Put Purchase Price actually paid by a Subscriber. The Put Finder's Fees and reasonable legal fees for counsel to the Subscriber shall be paid at each Put Closing. The legal fee to be paid by the Company to one counsel for the Subscribers to the Initial Offering shall be not less than $2,500 nor more than $4,000 per Put Closing up to $12,500 in the aggregate, for all Put Closings.

                  11.4. Warrants.

                           (a) The Company shall issue Put Warrants to the
Warrant Recipients in the amounts designated on Schedule B hereto and as described in Section 6 of this Subscription Agreement. In connection with the Filing Put Amount and the Section 11.2 Put Amount, the Company will issue the amount of Warrants set forth on Schedule B hereto. The Put Warrants will be in the form of Exhibit D hereto. The Put Warrants will be exercisable immediately upon issuance and for five years thereafter.

                           (b) In the event, for any reason except for
Subscriber's unwillingness to purchase greater amounts of Put Notes because of the beneficial ownership limitations of Section 11.2(e)(i), the Put in the amount of at least $2,000,000 of the Put Note Purchase Price set forth on the signature page ("Initial Put Amount") has not been exercised as of the first anniversary of the Effective Date, then the Company will issue Put Warrants to the Warrant Recipients in an amount determined by subtracting the actual amount of Put Note Principal for which Put Notices have been validly given from the Initial Put Amount (the result being the "Unexercised Put") and issuing Put Warrants in connection with such Unexercised Put as if the amount of Put Notes issuable in connection with the Unexercised Put were actually issued and the first anniversary of the Closing Date was the Conversion Date of such Put Notes.

                           (c) In the event, for any reason except for
Subscriber's unwillingness to purchase greater amounts of Put Notes because of the beneficial ownership limitations of Section 11.2(e)(i), the Put in the amount of $4,000,000 of the Put Note Purchase Price set forth on the signature page hereto ("Interim Put Amount") has not been exercised as of the second anniversary of the Effective Date, then the Company will issue Put Warrants to the Warrant Recipients in an amount determined by subtracting the actual amount of Put Note Principal for which Put Notices have been validly given and the amount of Put Note Principal deemed converted pursuant to Section 11.4(b) above from the Interim Put Amount (the result being the "Interim Unexercised Put") and issuing Put Warrants in connection with such Interim Unexercised Put as if the amount of Put Notes issuable in connection with the Interim Unexercised Put were actually issued and the second anniversary of the Closing Date was the Conversion Date of such Put Notes.

                           (d) In the event, for any reason except for
Subscriber's unwillingness to purchase greater amounts of Put Notes because of the beneficial ownership limitations of Section 11.2(e)(i), the Put in the amount of $6,000,000 of the Put Note Purchase Price set forth on the signature page hereto ("Final Put Amount") has not been exercised as of the third anniversary of the Effective Date, then the Company will issue Put Warrants to the Warrant Recipients in an amount determined by subtracting the actual amount of Put Note Principal for which Put Notices have been validly given and the amount of Put Note Principal deemed converted pursuant to Sections 11.4(b) and
(c) above from the Final Put Amount (the result being the "Final Unexercised Put") and issuing Put Warrants in connection with such Final Unexercised Put as if the amount of Put Notes issuable in connection with the Final Unexercised Put were actually issued and the third anniversary of the Closing Date was the Conversion Date of such Put Notes.

                           (e) In the event the Company has properly given a Put
Notice and the Subscriber has wrongfully failed to comply with the Put Notice then Put Warrants will not be issuable in connection with such defaulted amounts.

                           (f) Failure to timely pay Finder's Fees, legal fees
or deliver any Warrants issuable in connection with the Initial Offering and Put shall be deemed an Event of Default under the Note and a material breach of the Company's obligations hereunder, for which no notice to cure is required.

                  11.5 Assignment of Put. Anything to the contrary herein notwithstanding, the Subscriber may assign to another party, reasonably acceptable to the Company, either before or after exercise of the Put by the Company, the Subscriber's obligations and right to pay all or some of the Put Purchase Price and receive the corresponding Put Securities. Such assignment must be in writing. The assignment will be effective only if the assignee consents in writing to be bound by all of the Subscriber's obligations to the

Company in connection with such assignment. Upon an effective assignment, the assignee will succeed to all of the Subscriber's rights under this Subscription Agreement, and all other agreements relating to the assigned portion of the Put.

                  11.6 Adjustments. The Conversion Price and amount of Shares issuable upon conversion of the Notes and Put Notes shall be adjusted consistent with customary anti-dilution adjustments.

                  12. (a) Right of First Refusal. Until the later of 120 days after the actual effective date of the Registration Statement described in
Section 10.1(iv) hereof, or one year after the Closing Date, the Subscriber shall be given not less than ten (10) business days prior written notice of any proposed sale by the Company of its common stock or other securities or debt obligations except (i) as disclosed in the Reports or Other Written Information,
(ii) stock or stock options granted to employees or directors of the Company, or
(iii) non-financing issuances in connection with acquisitions, partnerships and strategic alliances (these exceptions hereinafter referred to as the "Excepted Issuances"). The Subscriber shall have the right during the ten (10) business days following the notice to agree to purchase an amount of Company Shares in the same proportion as being purchased in the Initial Offering of those securities proposed to be issued and sold, in accordance with the terms and conditions set forth in the notice of sale. In the event such terms and conditions are modified during the notice period, the Subscriber shall be given prompt notice of such modification and shall have the right during the original notice period or for a period of ten (10) business days following the notice of modification, whichever is longer, to exercise such right. In the event the right of first refusal described in this Section is exercised by the Subscriber and the Company thereby receives net proceeds from such exercise, then commissions and fees will be paid by the Company to the Finders in the same amounts as would be payable in connection with the offering described in the notice of sale.

                           (b) Offering Restrictions. Except with respect to
securities otherwise disclosed in the Reports or Other Written Information or Excepted Issuances, the Company will not issue any equity, convertible debt or other securities prior to the expiration of 180 days after the actual effective date of the registration statement described in Section 10.1(iv) above (the "Exclusion Period").

                  13. Miscellaneous.

                           (a) Notices. All notices or other communications
given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being telecopied (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section: (i) if to the Company, to Plus Solutions, Inc., 14677 Midway Road, Suite 206, Addison, TX 75001, telecopier number: (972) 687-0051, with a copy by telecopier only to Patton Boggs, LLC, Attn: Fred Stovall, Esq., 2001 Ross Avenue, Suite 300, Dallas, Texas 75201-8001, telecopier number: (214) 758-1550, and (ii) if to the Subscriber, to the name, address and telecopy number set forth on the signature page hereto, with a copy by telecopier only to Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

                           (b) Closing. The consummation of the transactions
contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction of all conditions to Closing set forth in this Agreement. The closing date shall be the date that subscriber funds representing the net amount due the Company from the Purchase Price are transmitted by wire transfer to the Company (the "Closing Date"). The closing date for the Put shall be the date on which Subscriber funds representing the net amount due the Company from the Put Purchase Price is transmitted to or on behalf of the Company ("Put Closing Date").

                           (c) Entire Agreement; Assignment. This Agreement
represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

                           (d) Execution. This Agreement may be executed by
facsimile transmission, and in counterparts, each of which will be deemed an original.

                           (e) Law Governing this Agreement. This Agreement
shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

                           (f) Specific Enforcement, Consent to Jurisdiction.
The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 13(e) hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                           (g) Confidentiality. The Company agrees that it will
not disclose publicly or privately the identity of the Subscriber unless expressly agreed to in writing by the Subscriber or only to the extent required by law.

                           (h) Automatic Termination. This Agreement shall
automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the tenth (10th) business day following the date this Agreement is accepted by the Subscriber.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                          PLUS SOLUTIONS, INC.
                                          A Nevada Corporation



                                          By:     /s/ MAX GOLDEN
                                             -----------------------------------
                                                 Max L. Golden, CEO


                                          Dated: September 27, 2000



Purchase Price: $110,000.00


PUT

Put Note Purchase Price (aggregate): $1,760,000.00

Filing Put Amount: $55,000.00

Section 11.2 Put Amount: $55,000.00




ACCEPTED: Dated as of September 27, 2000



THE KESHET FUND, L.P.- Subscriber
135 West 50th Street, Suite 1700
New York, New York 10020
Fax: 212-541-4434


By: /s/ JOHN CLARKE
   ----------------------------------

         Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.


                                          PLUS SOLUTIONS, INC.
                                          A Nevada Corporation



                                          By:     /s/ MAX GOLDEN
                                             -----------------------------------
                                                 Max L. Golden, CEO


                                          Dated: September 27, 2000







Purchase Price: $215,000.00


PUT

Put Note Purchase Price (aggregate): $3,440,000.00

Filing Put Amount: $107,500.00

Section 11.2 Put Amount: $107,500.00




ACCEPTED: Dated as of September 27, 2000



KESHET, L.P.- Subscriber
Ragnall House, 18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-44-1624-661594



By: /s/ JOHN CLARKE
   ---------------------------------------

         Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                          PLUS SOLUTIONS, INC.
                                          A Nevada Corporation



                                          By:     /s/ MAX GOLDEN
                                             -----------------------------------
                                                 Max L. Golden, CEO


                                          Dated: September 27, 2000





Purchase Price: $85,000.00


PUT

Put Note Purchase Price (aggregate): $1,360,000.00

Filing Put Amount: $42,500.00

Section 11.2 Put Amount: $42,500.00




ACCEPTED: Dated as of September 27, 2000



NESHER LTD. - Subscriber
Ragnall House, 18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-44-1624-661594



By: /s/ JOHN CLARKE
   -----------------------------------

         Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                          PLUS SOLUTIONS, INC.
                                          A Nevada Corporation



                                          By:     /s/ MAX GOLDEN
                                             -----------------------------------
                                                 Max L. Golden, CEO


                                          Dated: September 27, 2000






Purchase Price: $90,000.00


PUT

Put Note Purchase Price (aggregate): $1,440,000.00

Filing Put Amount: $45,000.00

Section 11.2 Put Amount: $45,000.00



ACCEPTED: Dated as of September 27, 2000



TALBIYA B. INVESTMENTS LTD. - Subscriber
Ragnall House, 18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-44-1624-661594



By: /s/ JOHN CLARKE
   ----------------------------------------

                                SCHEDULES OMITTED

                                                                       EXHIBIT A

         THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PLUS SOLUTIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


                                CONVERTIBLE NOTE

                  FOR VALUE RECEIVED, PLUS SOLUTIONS, INC., a Nevada corporation (hereinafter called "Borrower"), hereby promises to pay to __________________________, _______________________________________, Fax No.:
_________________ (the "Holder") or order, without demand, the sum of $_____________, with simple interest accruing at the annual rate of 8%, on September ___, 2003 (the "Maturity Date").

                  The following terms shall apply to this Note:

                                    ARTICLE I

                           DEFAULT RELATED PROVISIONS

                  1.1 Payment Grace Period. The Borrower shall have a ten (10) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of 20% per annum shall apply to the amounts owed hereunder.

                  1.2 Conversion Privileges. The Conversion Privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full.

                  1.3 Interest Rate. Subject to the Holder's right to convert, interest payable on this Note shall accrue at the annual rate of eight percent (8%) and be payable quarterly commencing January 1, 2001, and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

                                   ARTICLE II

                                CONVERSION RIGHTS

                  The Holder shall have the right to convert the principal amount and interest due under this Note into Shares of the Borrower's Common Stock as set forth below.

                  2.1. Conversion into the Borrower's Common Stock.

                  (a) The Holder shall have the right from and after the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and/or at the Holder's election, the interest accrued on the Note, (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of common stock of Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such stock shall hereafter be changed or reclassified (the "Common Stock") at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon delivery to the Company of a Notice of Conversion as described in Section 9 of the subscription agreement entered into between the Company and Holder relating to this Note (the "Subscription Agreement") of the Holder's written request for conversion, Borrower shall issue and deliver to the Holder within six business days from the Conversion Date that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. At the election of the Holder, the Company will deliver accrued but unpaid interest on the Note through the Conversion Date directly to the Holder on or before the Delivery Date (as defined in the Subscription Agreement). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal (and interest, at the election of the Holder) of the Note to be converted, by the Conversion Price.

                  (b) Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share shall be the lower of (i) eighty-five (85%) of the average of the three lowest closing bid prices for the Common Stock on the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "Principal Market"), or if not then trading on a Principal Market, such other principal market or exchange where the Common Stock is listed or traded for the thirty (30) trading days prior to but not including the issue date of this Note ("Maximum Base Price"); or (ii) eighty percent (80%) percent of the average of the three lowest closing bid prices for the Common Stock on the Principal Market, or on any securities exchange or other securities market on which the Common Stock is then being listed or traded, for the ninety (90) trading days prior to but not including the Conversion Date.

                  (c) The Maximum Base Price described in Section 2.1(b)(i) above and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a) and 2.1(b), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                           A. Merger, Sale of Assets, etc. If the Borrower at
any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

                           B. Reclassification, etc. If the Borrower at any time
shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

                           C. Stock Splits, Combinations and Dividends. If the
shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                           D. Share Issuance. Subject to the provisions of this
Section, if the Borrower at any time shall issue any shares of Common Stock prior to the conversion of the entire principal amount of the Note (otherwise than as: (i) provided in Sections 2.1(c)A, 2.1(c)B or 2.1(c)C or this subparagraph D; (ii) pursuant to options, warrants, or other obligations to issue shares, outstanding on the date hereof as described in the Reports and Other Written Information, as such terms are defined in the Subscription Agreement (which agreement is incorporated herein by this reference); or (iii) Excepted Issuances, as defined in Section 12(a) of the Subscription Agreement; [(i), (ii) and (iii) above, are hereinafter referred to as the "Existing Option Obligations"] for a consideration less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced as follows: (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Borrower upon such issue of additional shares of Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient shall be the adjusted conversion price. Except for the Existing Option Obligations and options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Company, for purposes of this adjustment, the issuance of any security of the Borrower carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights.

                  (d) During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

                  2.2 Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Subscription Agreement. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

                                   ARTICLE III

                                EVENT OF DEFAULT

                  The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

                  3.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal or interest hereon when due and such failure continues for a period of ten (10) days after the due date.

                  3.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of seven (7) days after written notice to the Borrower from the Holder.

                  3.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Subscription Agreement entered into by the Holder and Borrower in connection with this Note, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect.

                  3.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

                  3.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

                  3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 45 days of initiation.

                  3.7 Delisting. Delisting of the Common Stock from the Principal Market or such other principal exchange on which the Common Stock is listed for trading; Borrower's failure to comply with the conditions for listing; or notification that the Borrower is not in compliance with the conditions for such continued listing.

                  3.8 Concession. A concession by the Borrower, after applicable notice and cure periods, under any one or more obligations in an aggregate monetary amount in excess of $50,000.

                  3.9 Stop Trade. An SEC stop trade order or NASDAQ trading suspension.

                  3.10 Failure to Deliver Common Stock or Replacement Note. Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note and Section 9 of the Subscription Agreement, or a Balance Note (as defined in the Subscription Agreement).

                  3.11 Registration Default. The occurrence of a
Non-Registration Event as described in Section 10.4 of the Subscription
Agreement.

                                   ARTICLE IV

                                  MISCELLANEOUS

                  4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  4.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by fax transmission (with copy sent by regular, certified or registered mail or by overnight courier). For the purposes hereof, the address and fax number of the Holder is as set forth on the first page hereof. The address and fax number of the Borrower shall be Plus Solutions, Inc., 14677 Midway Road, Suite 206, Addison, TX 75001, telecopier number: (972) 687-0051. Both Holder and Borrower may change the address and fax number for service by service of notice to the other as herein provided. Notice of Conversion shall be deemed given when made to the Company pursuant to the Subscription Agreement.

                  4.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

                  4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

                  4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

                  4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

                  4.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

                  4.8 Prepayment. This Note may not be paid prior to the Maturity Date without the consent of the Holder.

         IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its Chief Executive Officer on this _____ day of September, 2000.

                                              PLUS SOLUTIONS, INC.


                                              By:
                                                 -------------------------------
                                                       Max L. Golden, CEO


WITNESS:



-------------------------------

                              NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)


         The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by PLUS SOLUTIONS, INC. on September ____, 2000 into Shares of Common Stock of PLUS SOLUTIONS, INC. (the "Company") according to the conditions set forth in such Note, as of the date written below.



Date of Conversion:
                   -------------------------------------------------------------


Conversion Price:
                 ---------------------------------------------------------------


Shares To Be Delivered:
                       ---------------------------------------------------------


Signature:
          ----------------------------------------------------------------------


Print Name:
           ---------------------------------------------------------------------


Address:
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

                                                                       EXHIBIT B

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PLUS SOLUTIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                    Right to Purchase 2,000,000 Shares of Common
                                    Stock of Plus Solutions, Inc. (subject to adjustment as provided herein)

                          COMMON STOCK PURCHASE WARRANT

No. 1                                           Issue Date: September ____, 2000

         PLUS SOLUTIONS, INC., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, ALON ENTERPRISES LTD., or assigns, is entitled, subject to the terms set forth below, to purchase from the Company from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through five
(5) years after such date (the "Expiration Date"), up to 2,000,000 fully paid and nonassessable shares of Common Stock (as hereinafter defined), $.001 par value per share, of the Company, at a purchase price of $____ per share (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term "Company" shall include Plus Solutions, Inc. and any corporation which shall succeed or assume the obligations of Plus Solutions, Inc. hereunder.

         (b) The term "Common Stock" includes (a) the Company's Common Stock, $.001 par value per share, as authorized on the date of the Subscription Agreement referred to in Section 9 hereof, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even if the right so to vote has been suspended by the happening of such a contingency) and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

         1. Exercise of Warrant.

                  1.1. Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

                  1.2. Full Exercise. This Warrant may be exercised in full by the holder hereof by surrender of this Warrant, with the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such holder, to the Company at its principal office or at the office of its Warrant agent (as provided hereinafter), accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price (as hereinafter defined) then in effect.

                  1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, the number of shares of Common Stock for which such Warrant may still be exercised.

                  1.4. Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean the Fair Market Value of a share of the Company's Common Stock. Fair Market Value of a share of Common Stock as of a Determination Date shall mean:

                           (a) If the Company's Common Stock is traded on an
exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System or the NASDAQ SmallCap Market, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

                           (b) If the Company's Common Stock is not traded on an
exchange or on the NASDAQ National Market System or the NASDAQ SmallCap Market but is traded in the over-the-counter market, then the mean of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

                           (c) Except as provided in clause (d) below, if the
Company's Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

                           (d) If the Determination Date is the date of a
liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

                  1.5. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

                  1.6. Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the holders of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 1.

         2.1 Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 7 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct in compliance with applicable Securities Laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise.

         2.2. Cashless Exercise.

                  (a) Payment may be made either in (a) cash or by certified or official bank check or checks payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Warrants, Common Stock and/or Common Stock receivable upon exercise of the Warrants in accordance with Section (b) below, or (iii) by a combination of any of the foregoing methods, for the number of Common Shares specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

                  (b) Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

                           X=Y (A-B)
                                ---
                                  A
                           --------

                     Where X= the number of shares of Common Stock to be issued to the holder

                           Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

                           A= the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

                           B= Purchase Price (as adjusted to the date of such calculation)

         3. Adjustment for Reorganization, Consolidation, Merger, etc.

                  3.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization,
(b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

                  3.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company having its principal office in New York, NY, as trustee for the holder or holders of the Warrants.

                  3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the holders of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

                  3.4. Share Issuance. Except for the Excepted Issuances as described in Section 12(a) of the Subscription Agreement, if the Company at any time shall issue any shares of Common Stock prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Purchase Price shall be reduced as follows: (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Purchase Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Company upon such issue of additional shares of Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient shall be the adjusted Purchase Price. For purposes of this adjustment, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights.

         4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

         5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of the Warrant and any Warrant agent of the Company (appointed pursuant to Section 11 hereof).

         6. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

         7. Assignment; Exchange of Warrant. Subject to compliance with applicable Securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor") with respect to any or all of the Shares. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the Transferor Endorsement Form") and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable Securities Laws, the Company at its expense but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

         8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         9. Registration Rights. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in a Subscription Agreement entered into by the Company and Subscribers of the Company's 8% Convertible Notes at or prior to the issue date of this Warrant. The terms of the Subscription Agreement are incorporated herein by this reference. Upon the occurrence of a Non-Registration Event as described in the Subscription Agreement, in the event the Company is unable to issue Common Stock upon exercise of this Warrant that has been registered in the Registration Statement described in Section 10.1(iv) of the Subscription Agreement, within the time periods described in the Subscription Agreement, which Registration Statement must be effective for the period set forth in the Subscription Agreement, then upon written demand made by the Holder, the Company will pay to the Holder of this Warrant, in lieu of delivering Common Stock, a sum equal to the closing price of the Company's Common Stock on the Principal Market (as defined in the Subscription Agreement) or such other principal trading market for the Company's Common Stock on the trading date immediately preceding the date notice is given by the Holder, less the Purchase Price, for each share of Common Stock designated in such notice from the Holder.

         10. Maximum Exercise. The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this proviso is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company on such date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 9.99%. The restriction described in this paragraph may be revoked upon 75 days prior notice from the Holder to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

         11. Warrant Agent. The Company may, by written notice to the each holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         12. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         13. Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

         14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in New York State. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.

                                 PLUS SOLUTIONS, INC.



                                 By:
                                    ------------------------------




Witness:


------------------------------

                                                                       EXHIBIT A



                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)


TO: Plus Solutions, Inc.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___      ________ shares of the Common Stock covered by such Warrant; or

___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___      $__________ in lawful money of the United States; and/or

___ the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchaseable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ____________________ whose address is
______________________________________ ____________________________________.


The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act.

Dated:
      ------------------            --------------------------------------------
                                    (Signature must conform to name of holder as specified on the face of the Warrant)



                                    --------------------------------------------
                                    (Address)

                                                                       EXHIBIT B


                         FORM OF TRANSFEROR ENDORSEMENT
                   (To be signed only on transfer of Warrant)


                  For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Plus Solutions, Inc. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Plus Solutions, Inc. with full power of substitution in the premises.


======================================== ===================================== =====================================
                                                    Percentage                                 Number
              Transferees                           Transferred                             Transferred
              -----------                           -----------                             -----------
---------------------------------------- ------------------------------------- -------------------------------------


---------------------------------------- ------------------------------------- -------------------------------------


---------------------------------------- ------------------------------------- -------------------------------------


======================================== ===================================== =====================================




Dated:               ,
       -------------- -----         --------------------------------------------
                                    (Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:


-------------------------------     --------------------------------------------
            (Name)                                  (address)

                                    --------------------------------------------
ACCEPTED AND AGREED:                                (address)
[TRANSFEREE]


-------------------------------
            (Name)




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